UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 18, 2008

GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Livingston Court, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (770) 644-3000
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Graphic Packaging Corporation (the “Company”) and the owners of Altivity Packaging, LLC (“Altivity”), at the request of the U.S. Department of Justice, have voluntarily agreed to extend the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the proposed combination of the Company with Altivity from January 22, 2008 to February 1, 2008.
Additional Information and Where to Find It
     In connection with the proposed transaction, New Giant Corporation, a newly-formed holding company, has filed with the SEC a Registration Statement on Form S-4, as amended (File No. 333-145849) that includes a proxy statement of the Company that also constitutes a prospectus of New Giant Corporation. The Company mailed the final proxy statement/prospectus to its stockholders on or about December 13, 2007.
     BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
     You may obtain a free copy of the proxy statement/prospectus and other related documents filed with the SEC by the Company and New Giant Corporation at the SEC’s web site at www.sec.gov. The proxy statement/prospectus and the other documents may also be obtained for free by accessing the Company’s web site at http://www.graphicpkg.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING CORPORATION (Registrant)
Date: January 18, 2008	By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary